Exhibit 99.1

NEWS

For Release       Immediate

Contacts          (News Media) Tony Zehnder, Corporate Communications
                  312.396.7086
                  (Investors) Investor Relations 317.817.2893


                     Conseco Reports Second Quarter Results

Carmel, Ind., August 6, 2007 - Conseco, Inc. (NYSE: CNO) today reported results for the second quarter of 2007.

"Results for the second quarter reflect a significant strengthening of our claim reserves in our other business in run-off segment," CEO Jim Prieur said. "While this strengthening should reduce the volatility of the loss experience in future periods, progress in the turnaround of that block of business will take several quarters before improvements in claims management and our re-rate program show significant impact as we position Conseco for future growth."

"During the second quarter, we strengthened run-off long-term care claim reserves by $110 million," said Ed Bonach, Chief Financial Officer. "We have made every effort to ensure that our claim reserves are appropriate and forward looking. This action, which primarily relates to claims incurred in prior quarters, reflects our efforts to improve our reserving process, using more detailed data and reserving techniques, and carefully evaluating new experience emerging in recent periods."

"Sales overall grew 10% over the second quarter of 2006, boosted by continued strong performance at both our Bankers Life and Colonial Penn businesses, while the sales mix at Conseco Insurance Group again improved," Prieur said. Bankers Life total sales increased 19% year-over-year, with strong life production and private fee-for-service sales, while Colonial Penn's total sales grew 23% with heightened marketing efforts."

Second quarter 2007 results:
     o Net operating loss (1): $54.4 million, compared to $31.7 million in 2Q06 (including after-tax costs related to the proposed litigation settlement of $22.8 million and $102.1 million in 2Q07 and 2Q06, respectively)
     o Net operating loss per diluted share: 32 cents, compared to 21 cents in 2Q06 (including after-tax costs related to the proposed litigation settlement of 13 cents and 67 cents per share in 2Q07 and 2Q06, respectively)
     o Net loss applicable to common stock: $64.5 million, compared to $31.8 million in 2Q06 (including $10.1 million of net realized investment losses in 2Q07 vs. $.1 million of net realized investment losses in
          2Q06)
     o Net loss per diluted share: 38 cents, compared to 21 cents in 2Q06 (including 6 cents of net realized investment losses in 2Q07 vs. nil net realized investment losses in 2Q06)
     o Loss before net realized investment losses, corporate interest and taxes ("EBIT") (2): $60.2 million, compared to $22.7 million in 2Q06 (including pre-tax costs related to the proposed litigation settlement of $35.0 million and $157.0 million in 2Q07 and 2Q06, respectively)
     o Sales (3): $108.0 million, up 10% over 2Q06 (includes sales from Medicare Advantage Plans through our partnership with Coventry Health Care (Coventry))

Six-month 2007 results:
     o Net operating income (loss) (1): $(39.8) million, compared to $24.1 million in the first six months of 2006
     o Net operating income (loss) per diluted share: (25) cents, compared to 16 cents in the first six months of 2006
     o Net income (loss) applicable to common stock: $(63.6) million, compared to $23.3 million in the first six months of 2006
     o Net income (loss) per diluted share: (40) cents, compared to 15 cents in the first six months of 2006
     o EBIT (2): $(6.9) million, compared to $91.9 million in the first six months of 2006
     o    Sales (4): $242.2 million, up 10% over the first six months of 2006

                                    - more -

                                                                    Conseco (2)
                                                                 August 6, 2007

Financial strength at June 30, 2007:
     o Book value per common share, excluding accumulated other comprehensive income (loss) (4), was $24.93, compared to $27.06 at December 31, 2006
     o Book value per diluted share, excluding accumulated other comprehensive income (loss) (4), was $24.90, compared to $25.64 at December 31, 2006
     o Debt-to-total capital ratio, excluding accumulated other comprehensive income (loss) (4), was 20.3%, compared to 17.3% at December 31, 2006

Operating results
Our segments reflect the addition of Colonial Penn as a separate segment. All prior period segment disclosures have been restated to conform to our new presentation. Results by segment for the quarter were as follows ($ in millions, except per share data):

                                                                                              Three Months Ended
                                                                                                   June 30,
                                                                                          --------------------------
                                                                                          2007                  2006
                                                                                          ----                  ----

EBIT (2), excluding costs related to the proposed litigation settlement:
  Bankers Life....................................................................     $   65.5               $  63.7
  Conseco Insurance Group.........................................................         43.8                  64.7
  Colonial Penn...................................................................          6.7                   6.5
  Other Business in Run-off.......................................................       (133.2)                  4.4
  Corporate Operations, excluding corporate interest expense......................         (8.0)                 (5.0)
                                                                                       --------               -------

     EBIT, excluding costs related to the proposed litigation settlement..........        (25.2)                134.3

  Costs related to the proposed litigation settlement.............................        (35.0)               (157.0)
                                                                                       --------               -------

     Total EBIT...................................................................        (60.2)                (22.7)

Corporate interest expense........................................................        (16.9)                (12.0)
                                                                                       --------               -------

       Loss before net realized investment losses and taxes.......................        (77.1)                (34.7)

Tax benefit.......................................................................         27.3                  12.5
                                                                                       --------               -------

     Net loss before net realized investment losses...............................        (49.8)                (22.2)
Preferred stock dividends:
   5.50% Class B mandatorily convertible preferred stock..........................         (4.6)                 (9.5)
                                                                                       --------               -------

     Net operating loss...........................................................        (54.4)                (31.7)

Net realized investment losses, net of related amortization and taxes.............        (10.1)                  (.1)
                                                                                       --------               -------

     Net loss applicable to common stock..........................................     $  (64.5)              $ (31.8)
                                                                                       ========               =======

Per diluted share:
     Net operating loss...........................................................     $   (.32)              $  (.21)

     Net realized investment losses, net of related amortization and taxes........         (.06)                   -
                                                                                       --------               -------

     Net loss applicable to common stock..........................................     $   (.38)              $  (.21)
                                                                                       ========               =======

In our Bankers Life segment, pre-tax operating earnings were $65.5 million in the second quarter of 2007, compared to $63.7 million in the second quarter of 2006. Results for the current period were in line with our expectations.

                                     -more-

                                                                     Conseco (3)
                                                                  August 6, 2007


In our Conseco Insurance Group segment, pre-tax operating earnings were $43.8 million in the second quarter of 2007, compared to $64.7 million in the second quarter of 2006. Significant factors affecting the segment's earnings in these periods included:
     o A $21 million reduction in universal life earnings in the second quarter of 2007. This block experienced adverse mortality and we were required to recognize additional amortization expense since our current estimate of future profits on this block indicated that a portion of our insurance acquisition costs were not recoverable.
     o A $6 million reduction in Medicare Supplement earnings in the second quarter of 2007 due to a higher benefit ratio and a smaller inforce block. This reduction was offset by a $6 million increase in specified disease earnings in the second quarter of 2007 due to a lower benefit ratio.

Our Colonial Penn segment achieved pre-tax operating earnings of $6.7 million in the second quarter of 2007, compared to $6.5 million in the second quarter of 2006.

In our Other Business in Run-off segment, we recognized a pre-tax operating loss of $133.2 million in the second quarter of 2007, compared to earnings of $4.4 million in the second quarter of 2006. Significant factors affecting the segment's earnings in these periods included:
     o A $118 million reduction in earnings in the second quarter of 2007 (compared to a $20 million reduction in 2006) for increases to our estimates of claims incurred in prior periods. The reduction for the second quarter of 2007 includes $110 million of reserve strengthening resulting from improvements to our reserving methods and assumptions to better reflect emerging trends.
     o A $31 million reduction in earnings in the second quarter of 2007 for increases to the benefit ratio estimated for claims incurred in the quarter, compared to such benefit ratio estimated in the second quarter of 2006 for claims incurred in that quarter.
     o A $9.4 million increase in earnings in the second quarter of 2006 due to release of certain reserve redundancies.

The Corporate Operations segment includes our investment advisory subsidiary and corporate expenses.

Net realized losses of $10.1 million in the second quarter of 2007 primarily consisted of impairment losses on those assets expected to be transferred at the close of our previously announced sale of a block of fixed and equity-indexed annuities through a 100 percent coinsurance agreement. Upon closing the transaction, we expect to record a charge of approximately $63 million plus after tax earnings on this block from July 1, 2007 through the close of the transaction.

Results in both quarters reflect the impact of the proposed litigation settlement we entered into in the second quarter of 2006 (including the additional cost of $35 million in the current quarter we announced in our June 29 release). Our accrual for the cost of the settlement now reflects the final benefit options selected by all applicable policyholders.

Sales results
In addition to the sales of proprietary products, Bankers Life, through a partnership with Coventry, distributes risk-share Medicare PDP and private-fee-for-service plan (PFFS) through their career agents.

At Bankers Life (career distribution), total sales in 2Q07 were $76.8 million, up 19% over 2Q06, reflecting strong growth in our life product line and PFFS sales through our partnership with Coventry. Partly offsetting these gains were lower annuity and medicare supplement sales.

At Conseco Insurance Group (independent distribution), total sales, including sales of PDP through Coventry, in 2Q07 were $20.0 million, down 18% from 2Q06 reflecting lower sales of PDP and Medicare Supplement, partly offset by higher sales of annuities and specified disease.

At Colonial Penn (direct distribution), total 2Q07 sales were $11.2 million, up 23% over 2Q06 as we continue to benefit from our investment in marketing.

                                     -more-

                                                                     Conseco (4)
                                                                  August 6, 2007

Conference Call
The company will host a conference call to discuss results at 10:00 a.m. Eastern Daylight Time on August 7, 2007. The webcast can be accessed through the Investors section of the company's website as follows: http://investor.conseco.com. Listeners should go to the website at least 15 minutes before the event to register and download any necessary audio software. During the call, we will be referring to a presentation that will be available Tuesday morning through the investors section of the company's website.

About Conseco
Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.

-------------------------------------------------------------------------------
(1) Management believes that an analysis of Net Income (Loss) applicable to common stock before net realized investment gains or losses, net of related amortization and income taxes, ("Net Operating Income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because realized investment gains or losses can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net Operating Income to Net Income applicable to common stock is provided in the tables on page 2 and 8. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investor - SEC Filings" section of Conseco's website, www.conseco.com.
(2) Management believes that an analysis of earnings or loss before net realized investment gains (losses), corporate interest and taxes ("EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (i) corporate interest expense; and (ii) net realized investment gains (losses) that are unrelated to the company's underlying fundamentals. A reconciliation of EBIT to Net Income applicable to common stock is provided in the tables on page 2 and 8.
(3) Measured by new annualized premium, which Includes 6% of annuity and 10% of single premium whole life deposits and 100% of all other premiums, PDP sales equal $310 per enrolled policy, PFFS sales equal $2,100 per enrolled policy.
(4) The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. The corresponding GAAP measures for debt-to-total capital and book value per common share were 21.5% and $23.19, respectively, at June 30, 2007, and 17.5% and $26.58, respectively, at December 31, 2006.

                                     -more-

                                                                     Conseco (5)
                                                                  August 6, 2007

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (ii) mortality, morbidity, usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (iii) changes in our assumptions related to the cost of policies produced or the value of policies inforce at the Effective Date; (iv) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems; (v) performance of our investments; (vi) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (vii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (viii) our ability to remediate the material weakness in internal controls over the actuarial reporting process that we identified at year-end 2006 and to maintain effective controls over financial reporting; (ix) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (x) our ability to achieve an upgrade of the financial strength ratings of our insurance company subsidiaries as well as the potential impact of rating downgrades on our business; (xi) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (xii) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (xiii) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) our ability to sell products and access capital on acceptable terms, the returns on and the market value of our investments, and the lapse rate and profitability of policies; and (xiv) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.


                                - Tables Follow -

                                                                     Conseco (6)
                                                                 August 6, 2007

                         CONSECO, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Dollars in millions)

                                                                                              June 30,         December 31,
                                                                                                2007               2006
                                                                                                ----               ----
                                                                                             (unaudited)
ASSETS
Investments:
     Actively managed fixed maturities at fair value (amortized cost:
       June 30, 2007 - $23,414.1; December 31, 2006 - $22,946.9)..........................    $22,824.6         $22,802.9
     Equity securities at fair value (cost: June 30, 2007 - $38.9;
       December 31, 2006 - $23.9).........................................................         40.2              24.8
     Mortgage loans.......................................................................      1,736.6           1,642.2
     Policy loans.........................................................................        410.3             412.5
     Trading securities...................................................................        800.6             675.2
     Other invested assets ...............................................................        203.5             178.8
                                                                                              ---------         ---------

       Total investments..................................................................     26,015.8          25,736.4

Cash and cash equivalents:
     Unrestricted.........................................................................        522.5             385.9
     Restricted...........................................................................         29.8              24.0
Accrued investment income.................................................................        353.7             344.5
Value of policies inforce at the Effective Date...........................................      1,998.7           2,137.2
Cost of policies produced.................................................................      1,296.7           1,106.7
Reinsurance receivables...................................................................        855.7             850.8
Income tax assets, net....................................................................      1,966.6           1,786.9
Assets held in separate accounts..........................................................         28.6              28.9
Other assets..............................................................................        369.8             316.0
                                                                                              ---------         ---------

       Total assets.......................................................................    $33,437.9         $32,717.3
                                                                                              =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Liabilities for insurance products:
       Interest-sensitive products........................................................    $13,060.1         $13,018.0
       Traditional products...............................................................     12,352.9          12,094.1
       Claims payable and other policyholder funds........................................        847.4             832.3
       Liabilities related to separate accounts...........................................         28.6              28.9
     Other liabilities....................................................................        706.9             611.8
     Investment borrowings................................................................        868.9             418.3
     Notes payable - direct corporate obligations.........................................      1,197.8           1,000.8
                                                                                              ---------         ---------

         Total liabilities................................................................     29,062.6          28,004.2
                                                                                              ---------         ---------

Commitments and Contingencies

Shareholders' equity:
     Preferred stock......................................................................          -               667.8
     Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued
       and outstanding: June 30, 2007 - 188,699,343; December 31, 2006 - 152,165,108).....          1.9               1.5
     Additional paid-in capital...........................................................      4,126.4           3,473.2
     Accumulated other comprehensive loss.................................................       (329.9)            (72.6)
     Retained earnings....................................................................        576.9             643.2
                                                                                              ---------         ---------

       Total shareholders' equity.........................................................      4,375.3           4,713.1
                                                                                              ---------         ---------

       Total liabilities and shareholders' equity.........................................    $33,437.9         $32,717.3
                                                                                              =========         =========


                                    - more -

                                                                    Conseco (7)
                                                                 August 6, 2007



                         CONSECO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (Dollars in millions, except per share data)

                                                                      Three months ended                Six months ended
                                                                           June 30,                         June 30,
                                                                     -------------------              -------------------
                                                                     2007           2006              2007           2006
                                                                     ----           ----              ----           ----
Revenues:
   Insurance policy income..................................      $  767.8      $  739.7            $1,530.6       $1,494.4
   Net investment income:
     General account assets.................................         382.2         357.3               760.1          708.6
     Policyholder and reinsurer accounts and other
        special-purpose portfolios..........................          42.3         (13.7)               47.2             .4
   Net realized investment losses...........................         (28.3)         (3.7)              (63.2)          (6.8)
   Fee revenue and other income.............................           5.2           4.5                 9.0            9.2
                                                                  --------      --------            --------       --------

       Total revenues.......................................       1,169.2       1,084.1             2,283.7        2,205.8
                                                                  --------      --------            --------       --------

Benefits and expenses:
   Insurance policy benefits................................         930.9         705.2             1,732.2        1,432.0
   Interest expense.........................................          27.9          17.1                51.5           33.5
   Amortization.............................................         116.3          97.6               232.5          216.2
   Costs related to the proposed litigation settlement......          35.0         157.0                48.0          174.7
   Other operating costs and expenses.......................         151.8         142.1               296.0          283.2
                                                                  --------      --------            --------       --------

       Total benefits and expenses..........................       1,261.9       1,119.0             2,360.2        2,139.6
                                                                  --------      --------            --------       --------

       Income (loss) before income taxes....................         (92.7)        (34.9)              (76.5)          66.2

Income tax expense (benefit) on period income...............         (32.8)        (12.6)              (27.0)          23.9
                                                                  --------      --------            --------       --------

       Net income (loss)....................................         (59.9)        (22.3)              (49.5)          42.3

Preferred stock dividends...................................           4.6           9.5                14.1           19.0
                                                                  --------      --------            --------       --------

       Net income (loss) applicable to common stock.........      $  (64.5)     $  (31.8)           $  (63.6)      $   23.3
                                                                  ========      ========            ========       ========

Earnings per common share:
   Basic:
     Weighted average shares outstanding....................   169,139,000   151,514,000         160,038,000    151,518,000
                                                               ===========   ===========         ===========    ===========

     Net income (loss)......................................      $   (.38)     $   (.21)           $   (.40)       $   .15
                                                                  ========      ========            ========        =======

   Diluted:
     Weighted average shares outstanding....................   169,139,000   151,514,000         160,038,000    152,556,000
                                                               ===========   ===========         ===========    ===========

     Net income (loss)......................................      $   (.38)     $   (.21)           $   (.40)       $   .15
                                                                  ========      ========            ========        =======

                                    - more -

                                                                    Conseco (8)
                                                                 August 6, 2007


                         CONSECO, INC. AND SUBSIDIARIES
                                OPERATING RESULTS

Results by segment for the six months ended June 30 were as follows ($ in millions):

                                                                                                      Six Months Ended
                                                                                                           June 30,
                                                                                                   ----------------------
                                                                                                   2007              2006
                                                                                                   ----              ----
EBIT (2), excluding costs related to the proposed litigation settlement:
  Bankers Life.............................................................................     $ 108.3           $ 120.9
  Conseco Insurance Group..................................................................       101.8             115.4
  Colonial Penn............................................................................        11.3              11.6
  Other Business in Run-off................................................................      (164.1)             28.4
  Corporate Operations, excluding corporate interest expense...............................       (16.2)             (9.7)
                                                                                                -------           -------

     EBIT, excluding costs related to the proposed litigation settlement...................        41.1             266.6

Costs related to the proposed litigation settlement........................................       (48.0)           (174.7)
                                                                                                -------           -------

     Total EBIT............................................................................        (6.9)             91.9

 Corporate interest expense................................................................       (33.0)            (24.4)
                                                                                                -------           -------

      Income (loss) before net realized investment losses and taxes........................       (39.9)             67.5

Tax (expense) benefit......................................................................        14.2             (24.4)
                                                                                                -------           -------

     Net income (loss) before net realized investment losses...............................       (25.7)             43.1
Preferred stock dividends:
   5.50% Class B mandatorily convertible preferred stock...................................       (14.1)            (19.0)
                                                                                                -------           -------

     Net operating income (loss)...........................................................       (39.8)             24.1

Net realized investment losses, net of related amortization and taxes......................       (23.8)              (.8)
                                                                                                -------           -------

     Net income (loss) applicable to common stock..........................................     $ (63.6)          $  23.3
                                                                                                =======           =======

Per diluted share:
     Net operating income (loss)...........................................................     $  (.25)          $   .16

     Net realized investment losses, net of related amortization and taxes.................        (.15)             (.01)
                                                                                                -------           -------

     Net income (loss) applicable to common stock..........................................     $  (.40)          $   .15
                                                                                                =======           =======

                                    - more -

                                                                     Conseco (9)
                                                                  August 6, 2007

                         CONSECO, INC. AND SUBSIDIARIES
                               COLLECTED PREMIUMS
                              (Dollars in millions)

                                                                                                   Three months ended
                                                                                                        June 30,
                                                                                                  ---------------------
                                                                                                  2007             2006
                                                                                                  ----             ----
Bankers Life segment:
  Annuity...............................................................................         $200.5            $238.3
  Supplemental health...................................................................          356.6             342.6
  Life..................................................................................           52.1              46.6
                                                                                                 ------            ------
  Total collected premiums..............................................................         $609.2            $627.5
                                                                                                 ======            ======
Conseco Insurance Group segment:
  Annuity...............................................................................         $113.0            $ 92.4
  Supplemental health...................................................................          147.4             153.3
  Life..................................................................................           70.0              78.3
                                                                                                 ------            ------
  Total collected premiums..............................................................         $330.4            $324.0
                                                                                                 ======            ======
Colonial Penn segment:
  Life..................................................................................         $ 26.0            $ 21.6
  Supplemental health...................................................................            2.7               3.1
                                                                                                 ------            ------
  Total collected premiums..............................................................         $ 28.7            $ 24.7
                                                                                                 ======            ======
Other Business in Run-off segment:
  Long-term care........................................................................         $ 75.6            $ 80.2
  Major medical.........................................................................             .6               2.2
                                                                                                 ------            ------
  Total collected premiums..............................................................         $ 76.2            $ 82.4
                                                                                                 ======            ======

          BENEFIT RATIOS ON MAJOR SUPPLEMENTAL HEALTH LINES OF BUSINESS

                                                                                                    Three Months Ended
                                                                                                         June 30,
                                                                                                   --------------------
                                                                                                   2007            2006
                                                                                                   ----            ----
Bankers Life segment:
Medicare Supplement:
  Earned premium........................................................................    $161 million     $164 million
  Benefit ratio(a)......................................................................           67.4%            67.8%
PDP and PFFS:
  Earned premium........................................................................     $47 million      $16 million
  Benefit ratio(a)......................................................................           77.6%            80.9%
Long-Term Care:
  Earned premium........................................................................    $155 million     $148 million
  Benefit ratio(a)......................................................................           96.8%            96.2%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           66.0%            66.8%
Conseco Insurance Group (CIG) segment:
Medicare Supplement:
  Earned premium........................................................................     $58 million      $64 million
  Benefit ratio(a)......................................................................           68.9%            56.9%
Specified Disease:
  Earned premium........................................................................     $90 million      $89 million
  Benefit ratio(a)......................................................................           72.5%            79.9%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           39.7%            48.2%
Other Business in Run-off segment:
  Earned premium........................................................................     $78 million      $82 million
  Benefit ratio(a)......................................................................          296.7%           118.0%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................          236.7%            64.4%

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(a)  The benefit ratio is calculated by dividing the related product's insurance policy benefits by insurance policy income.
(b) The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for


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
                                                                    Conseco (10)
                                                                  August 6, 2007


     as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investor - SEC Filings" section of Conseco's website, www.conseco.com.

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